Exhibit 10.4

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

This Amendment No. 2 dated August 4, 2014 (this “Amendment”) is to the Asset Purchase Agreement, dated as of June 30, 2014, entered into by and among Stryker Corporation, a Michigan corporation (“Stryker”), Stryker Biotech L.L.C., a Michigan limited liability company (“Seller”), and Mariel Therapeutics, Inc., a Delaware corporation (“Purchaser”) (the “Asset Purchase Agreement”). Seller, Stryker and Purchaser are herein referred to individually as a “Party” and collectively as the “Parties.” All terms used, but not defined, herein shall have the respective meanings set forth in the Asset Purchase Agreement.

WHEREAS, at the Closing, Purchaser delivered to Seller the Secured Promissory Note (the “Note”) in lieu of the payment of the first $500,000 of the Upfront Purchase Price;

WHEREAS, on July 14, 2014 an Event of Default occurred under Section 5(a) of the Note as a result of the failure of Purchaser to pay the outstanding principal of and interest due and payable under the Note on the maturity date (July 14, 2014), and the Parties amended and restated the Note to extend the maturity date thereof to July 31, 2014 (“Maturity Date”) in consideration for an acceleration of a certain portion of the second Upfront Purchase Price payment under Section 2.04(a)(iii) of the Asset Purchase Agreement (the Note, as amended and restated, the “A&R Note”);

WHEREAS, on July 31, 2014 an Event of Default occurred under Section 5(a) of the A&R Note as a result of the failure of Purchaser to pay the outstanding principal of and interest due and payable under the A&R Note on the Maturity Date; and

WHEREAS, the Parties have agreed to further amend the Asset Purchase Agreement to extend the payment date of that certain portion of the Upfront Purchase Price payment under Section 2.04(a)(iii) of the Asset Purchase Agreement in consideration for Joseph Hernandez’s personal guaranty of such payment.

NOW, THEREFORE, Purchaser, Seller and Stryker desire to amend Asset Purchase Agreement in certain respects as set forth below and the Asset Purchase Agreement is hereby amended as follows:

1.1              Section 2.04(a) of the Asset Purchase Agreement shall be amended by deleting such subsection in its entirely and replacing it with the following:

(a)                Upfront Purchase Price. The upfront purchase price for the Purchased Assets shall be $1,500,000 (the “Upfront Purchase Price”), (i) $500,000 of which shall be paid by Purchaser to Seller at the Closing by the Secured Promissory Note, (ii) $100,000 of which shall be held back by Purchaser and shall be released and paid to Seller on or before August 8, 2014, the amount of which shall be personally guaranteed by Joseph Hernandez pursuant to the Personal Guaranty in the form attached hereto as Exhibit A, (iii) $400,000 of which shall be held back by Purchaser and shall be released and paid to Seller within thirty (30) days after the Technology Transfer Completion Date provided that Seller has delivered to Purchaser the thirteen (13) one-liter bottles containing the 2010 lot of serum-free BMP-7 protein (the “Serum Free Assets”) and (iv) $500,000 of which shall be held back by Purchaser and shall be released and paid to Seller on the earlier of (x) December 31, 2014 or (y) the completion of an initial

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public offering of Purchaser’s securities. For the avoidance of doubt, no payment shall be due to Seller pursuant to Section 2.04(a)(iii), unless Seller has delivered the Serum Free Assets to Purchaser. The Upfront Purchase Price shall be non-refundable and non-creditable, except as set forth in Section 7.

1.2              If any provision of this Amendment, as applied to any of the Parties or to any circumstance, is declared by a Court of competent jurisdiction to be illegal, unenforceable or void, this Amendment will continue in full force and effect without said provision.

1.3              Purchaser has requested that Stryker and Seller consent to Purchaser’s engagement of Ropes & Gray LLP in connection with prosecution of patents acquired in connection with the Asset Purchase Agreement as well as other matters. Purchaser hereby acknowledges that Ropes & Gray LLP is counsel to Stryker and Seller in connection with the Asset Purchase Agreement and that this representation is adverse to Purchaser. Purchaser agrees that Ropes & Gray LLP may continue to represent Stryker and Seller in connection with the Asset Purchase Agreement, including as counsel to Stryker and Seller in litigation against Purchaser in connection with the Asset Purchase Agreement. Purchaser acknowledges and agrees that if, notwithstanding Purchaser’s consent hereunder, Ropes & Gray LLP determines in its sole discretion that at any time or for any reason that it cannot represent both Stryker and Seller, on the one hand, and Purchaser, on the other hand, that it may withdraw from representation of Purchaser and continue to represent Stryker and Seller, including in connection with any litigation by Stryker and Seller against Purchaser. Based on the foregoing agreement by Purchaser, Stryker and Seller hereby consent to Purchaser’s engagement of Ropes & Gray LLP on terms otherwise acceptable to Ropes & Gray LLP.

1.4              Except as otherwise expressly modified by this Amendment, all terms and provisions of the Asset Purchase Agreement shall remain in full force and effect.

1.5              All references to the Asset Purchase Agreement shall hereinafter be deemed to be references to the Asset Purchase Agreement as amended by this Amendment.

1.6              This Amendment may be signed in any number of counterparts, including by facsimile copies or by electronic scan copies delivered by Email, each of which will be deemed an original, with the same effect as if the signatures were upon the same instrument.

[Remainder of the page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by its respective duly authorized officer as of the date first set forth above.

Stryker Corporation By: /s/ Scott Bruder Name: Scott Bruder, MD, Ph.D. Title: Chief Medical and Scientific Officer

Stryker Biotech L. L. C. By: /s/ James Kemler Name: James Kemler Title: Chief Executive Officer

Mariel Therapeutics, Inc. By: /s/ Joseph Hernandez Name: Joseph Hernandez Title: Executive Chairman

[Signature Page to Amendment No. 2 to Asset Purchase Agreement]

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EXHIBIT A

Personal Guaranty

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PERSONAL GUARANTY

In consideration of Stryker Biotech L.L.C.’s forbearance and extension of the time for payment of distributions pursuant to the Asset Purchase Agreement, dated as of June 30, 2014, as amended by (i) Amendment No. 1 to Asset Purchase Agreement, dated July 18, 2014, and (ii) Amendment No. 2 to Asset Purchase Agreement, dated August [ ], 2014 (as such agreement may be amended, restated and/or modified from time to time, the “Asset Purchase Agreement”) between Stryker Corporation, Stryker Biotech L.L.C. (“Seller”) and Mariel Therapeutics, Inc. (the “Purchaser”) and in respect of other consideration, the receipt and sufficiency of which are hereby acknowledged;

I, Joseph Hernandez (the “Guarantor”) hereby unconditionally guarantee (the “Guaranty”) to Seller, upon the terms and conditions hereinafter provided, the prompt payment when due of $100,000 required to be paid by Purchaser to Seller pursuant to Section 2.4(a)(ii) of the Asset Purchase Agreement (the “Guaranteed Obligations”). In the event that the Guaranteed Obligations are not timely paid in full, Guarantor acknowledges and agrees that (i) any payments by Purchaser thereafter to Seller or (ii) collections from collateral securing the Secured Promissory Note shall be credited, first, to payment of Secured Obligations (as defined in the Secured Promissory Note) other than the Guaranteed Obligations, and, second, to the Guaranteed Obligations.

1.                     Renewal or Extension. This Guaranty shall continue to be effective notwithstanding any renewal or extension of time of payment hereunder.

2.                     Nature of Guaranty. This Guaranty is a guarantee of payment and not of collectability. My liability hereunder is absolute, independent and unconditional. In the event of default in payment by me under the Guaranteed Obligations, my liability hereunder shall constitute an immediate, direct and primary obligation and shall not be contingent upon Seller’s exercise or enforcement of any remedy available against me or any other person.

3.                     Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Guaranty shall be heard and determined exclusively in the United States District Court for the District of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court. Consistent with the preceding sentence, the parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in New York for the purpose of any Action arising out of or relating to this Guaranty brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Guaranty or the transactions contemplated by this Guaranty may not be enforced in or by any of the above-named courts. For the purposes of this Section 3, “Action” means any claim, cause of action, suit, arbitration, complaint, criminal prosecution, demand, summons, citation, notice of violation, governmental

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or other proceeding or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or equity.

4.                     Term. This Guaranty shall continue until the Guaranteed Obligations have been paid in full.

5.                     Waiver. Waiver by Seller of any breach of this Guaranty or the failure of Seller to exercise any right hereunder, or any right contained in any instrument relating to an obligation guaranteed hereunder, shall not be deemed to be a waiver of any breach or right. The failure of any party to take action by reason of any such breach or to exercise any such right, shall not deprive such party of the right to take action at any time while such breach, or conditions giving rise to such right, continues or recurs.

6.                     Written Waiver. No waiver or modification of this Guaranty, or any covenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by Seller.

7.                     Severability. All agreements and covenants contained herein are severable, and in the event of any of them shall be held to be invalid by any competent court, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

8.                     Additional Terms. All terms herein shall have the same meaning as provided of in the Asset Purchase Agreement and I agree to be bound by the terms of the Guaranteed Obligations as if set out here in full.

[Signature page follows]

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IN WITNESS WHEREOF, intending to be bound, the undersigned Guarantor has executed this Guaranty as of this 4th day of August, 2014.

Print Name: Joseph Hernandez

 /s/ Joseph Hernandez

Accepted and agreed:

STRYKER CORPORATION

Signature: /s/ Scott Bruder

By: Scott Bruder, MD, Ph.D.

Title: Chief Medical and Scientific Officer

STRYKER BIOTECH L.L.C.

Signature: /s/ James Kemler

By: James Kemler

Title: Chief Executive Officer

[Signature Page to the Guarantee]

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